Exhibit 10.1

SECOND AMENDMENT

TO

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Second Amendment to Third Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of August 11, 2015, by and among Silicon Valley Bank (“Bank”), RingCentral, Inc., a Delaware corporation (“RingCentral”), RCLEC, Inc., a Delaware corporation (“RCLEC”), RingCentral Florida, LLC, a Delaware limited liability company (“RingCentral Florida”), and RCVA, Inc., a Virginia corporation (“RCVA” and together with RingCentral, RCLEC and RingCentral Florida, individually and collectively, jointly and severally, “Borrower”) whose address is 20 Davis Drive, Belmont, CA 94002.

RECITALS

A. Bank and Borrower have entered into that certain Third Amended and Restated Loan and Security Agreement dated as of March 30, 2015, as amended by that certain First Amendment to Third Amended and Restated Loan and Security Agreement by and among Bank, RingCentral and RCLEC dated as of June 30, 2015 (as the same may from time to time further be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to extend the maturity date as more fully set forth below.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendment to Loan Agreement.

2.1 Section 13 (Definitions). The following term and its definition set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Revolving Line Maturity Date” is August 14, 2017.

3. Limitation of Amendment.

3.1 The amendment set forth in Section 2, above, is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms,

except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of a facility fee in the amount of Twenty-Three Thousand Dollars ($23,000), and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment (which fees and expenses for the documentation and negotiation of this Amendment will not exceed Two Thousand Dollars ($2,000) as of the date hereof so long as there are no more than three (3) turns of the Amendment).

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		RingCentral, Inc.

By:	/s/ Charles Thor	By:	/s/ Clyde Hosein

Name:	Charles Thor	Name:	Clyde Hosein
Title:	Vice President	Title:	CFO

RCLEC, Inc.

By:	/s/ Mitesh Dhruv

Name:	Mitesh Dhruv
Title:	VP Finance and CFO

RingCentral Florida, LLC

By:	/s/ Mitesh Dhruv

Name:	Mitesh Dhruv
Title:	VP Finance and Secretary

RCVA, Inc.

By:	/s/ Mitesh Dhruv

Name:	Mitesh Dhruv
Title:	VP Finance and CFO

[Signature Page to Second Amendment to

Third Amended and Restated Loan and Security Agreement]